                                                                    EXHIBIT 99.5

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Technology Builders, Inc.:

We have audited the accompanying consolidated balance sheet of Technology Builders, Inc. and subsidiary (the Company) as of February 23, 2001 and the related consolidated statements of operations, stockholders' equity (capital deficiency), and cash flows for the period from March 1, 2000 to February 23, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 2001 consolidated financial statements present fairly, in all material respects, the financial position of Technology Builders, Inc. and its subsidiary as of February 23, 2001 and the results of their operations and their cash flows for the period from March 1, 2000 to February 23, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

April 6, 2001
Costa Mesa, California

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Technology Builders, Inc.:

We have audited the accompanying consolidated balance sheet of Technology Builders, Inc. and subsidiary (the Company) as of February 29, 2000 and the related consolidated statements of operations, stockholders' equity (capital deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technology Builders, Inc. and subsidiary as of February 29, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

April 28, 2000
Atlanta, Georgia

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 23, 2001 AND FEBRUARY 29, 2000
--------------------------------------------------------------------------------

                                                                           2001             2000
                                                                       -----------      ------------

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                              $    85,031      $ 3,547,568
Short-term investment - restricted                                         309,000
Trade accounts receivable (net of allowance for doubtful accounts
  of $650,000 and $157,253 in 2001 and 2000, respectively)               3,302,551        6,174,538
Employee advances                                                            8,792          133,030
Prepaid royalties                                                          447,506          238,433
Other current assets                                                       102,819          584,103
                                                                       -----------      -----------

    Total current assets                                                 4,255,699       10,677,672

PROPERTY AND EQUIPMENT, net                                                920,430          850,648

GOODWILL, net of accumulated amortization of $158,487 and
  $58,333 in 2001 and 2000, respectively                                   128,333          221,667

OTHER ASSETS                                                               124,011          131,121
                                                                       -----------      -----------

                                                                       $ 5,428,473      $11,881,108
                                                                       ===========      ===========


See notes to consolidate financial statements.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 23, 2001 AND FEBRUARY 29, 2000 (CONTINUED)
--------------------------------------------------------------------------------


                                                                               2001                2000
                                                                           ------------       ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
  (CAPITAL DEFICIENCY)

CURRENT LIABILITIES:
Amount payable to bank under line of credit agreement                      $  1,341,828        $         -
Current portion of notes payable                                                236,194            250,355
Accounts payable                                                              2,744,264          2,586,260
Accrued salaries and commissions                                                753,665            979,983
Other accrued expenses                                                        1,581,840            816,602
Deferred revenue                                                              4,507,944          3,621,868
                                                                           ------------       ------------

    Total current liabilities                                                11,165,064          8,255,068

NOTES PAYABLE, net of current portion                                         1,480,277          1,549,362

AMOUNT PAYABLE TO BANK UNDER
  LINE OF CREDIT AGREEMENT                                                                       1,220,727
                                                                           ------------       ------------

    Total liabilities                                                        12,646,012         11,025,157

COMMITMENTS (Note 11)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY):
Series B convertible redeemable preferred stock; no par value;
  11,935,152 shares authorized; none and 11,935,152 shares issued and outstanding at February 23, 2001 and February 29, 2000,
  respectively (liquidation value of $10,830,813)                                               10,463,551
Common stock and additional paid-in capital, no par value;
  40,000,000 and 25,000,000 shares authorized; 29,485,853 and
  4,117,653 shares issued and outstanding at February 23, 2001 and
  February 29, 2000, respectively                                            14,032,565            359,260
Notes receivable                                                               (297,812)
Accumulated deficit                                                         (20,855,092)        (9,869,660)
Treasury stock, at cost, 432,000 shares                                         (97,200)           (97,200)
                                                                           ------------       ------------
      Net stockholders' equity (capital deficiency)                          (7,217,539)           855,951
                                                                           ------------       ------------
                                                                           $  5,428,473       $ 11,881,108
                                                                           ============       ============



See notes to consolidate financial statements.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM MARCH 1, 2000 TO FEBRUARY 23, 2001
AND FOR THE YEAR ENDED FEBRUARY 29, 2000
--------------------------------------------------------------------------------


                                       2001                2000
                                   ------------       ------------
REVENUES                           $ 23,701,585       $ 20,411,223

OPERATING EXPENSES:
Software royalties                    9,896,261          8,633,290
Salaries, wages, and benefits        10,645,756          8,494,239
Selling expenses                      3,600,911          2,438,560
General and administrative            4,431,908          3,057,838
Research and development              4,637,690            897,383
                                   ------------       ------------
    Total operating expenses         33,212,526         23,521,310
                                   ------------       ------------
LOSS FROM OPERATIONS                 (9,510,941)        (3,110,087)

INTEREST INCOME                          91,132             64,513

INTEREST EXPENSE                     (1,467,649)          (463,236)
                                   ------------       ------------
NET LOSS                           $(10,887,458)      $ (3,508,810)
                                   ============       ============

See notes to consolidated financial statements.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
FOR THE PERIOD FROM MARCH 1, 2000 TO FEBRUARY 23, 2001
AND FOR THE YEAR ENDED FEBRUARY 29, 2000
--------------------------------------------------------------------------------

                                           8% senior convertible          Series B convertible           Common stock and
                                        redeemable preferred stock     redeemable preferred stock     additional paid-in capital
                                      ----------------------------    ----------------------------   ----------------------------
                                        Shares           Amount         Shares          Amount         Shares          Amount
                                      ------------    ------------    ------------    ------------   ------------    ------------
BALANCE, February 28, 1999               5,576,000    $  3,798,286              --    $         --      3,600,000    $     62,800
Accretion of discount on
  convertible redeemable
  preferred stock                                           57,901
Accrued dividends payable
Issuance of Series B
  preferred stock, net of
  issuance costs of $147,641                                             4,610,288       5,952,059
Conversion of 8% senior convertible
  redeemable preferred
  stock and dividends
  payable into Series B
  convertible redeemable
  preferred stock                       (5,576,000)     (3,856,187)      7,324,864       4,486,999
Accretion of discount on
  Series B convertible
  redeemable preferred
  stock                                                                                     24,493
Issuance of common stock                                                                                  250,000         125,000
Exercise of warrants                                                                                      185,152           1,852
Issuance of warrants in
  connection with
  subordinated debt
  agreement                                                                                                               153,393
Stock options exercised                                                                                    82,501          16,215
Purchase of treasury
  stock
Net loss
                                      ------------    ------------    ------------    ------------   ------------    ------------
BALANCE, February 29, 2000                                              11,935,152      10,463,551       4,117,653        359,260
Accretion of discount
  on Series B convertible
  redeemable preferred stock                                                                97,974
Conversion of Series B
  preferred stock to
  common stock                                                         (11,935,152)    (10,561,525)    20,703,461      10,561,525
Option acceleration
  charge                                                                                                                  252,755
Exercise of warrants                                                                                    2,443,202          12,366
Issuance of warrants in
  connection with bridge
  loan                                                                                                                    878,602
Stock options exercised                                                                                   925,086         368,974
Bridge loan conversion
  to common stock                                                                                       1,296,451       1,599,083
Net loss
                                      ------------    ------------    ------------    ------------   ------------    ------------

BALANCE, February 23, 2001                      --    $         --              --    $         --     29,485,853    $ 14,032,565
                                      ============    ============    ============    ============   ============    ============


                                                                                                          Total
                                                                              Treasury stock          stockholders'
                                           Notes         Accumulated    ---------------------------  ----------------
                                         receivable        deficit         Shares         Amount     equity (deficit)
                                        ------------    ------------    ------------   ------------  ----------------
BALANCE, February 28, 1999              $         --    $ (6,006,340)             --   $         --    $ (2,145,254)
Accretion of discount on
  convertible redeemable
  preferred stock                                            (57,901)
Accrued dividends payable                                   (272,116)                                      (272,116)
Issuance of Series B
  preferred stock, net of
  issuance costs of $147,641                                                                              5,952,059
Conversion of 8% senior convertible
  redeemable preferred
  stock and dividends
  payable into Series B
  convertible redeemable
  preferred stock                                                                                           630,812
Accretion of discount on
  Series B convertible
  redeemable preferred
  stock                                                      (24,493)
Issuance of common stock                                                                                    125,000
Exercise of warrants                                                                                          1,852
Issuance of warrants in
  connection with
  subordinated debt
  agreement                                                                                                 153,393
Stock options exercised                                                                                      16,215
Purchase of treasury
  stock                                                                      432,000        (97,200)        (97,200)
Net loss                                                  (3,508,810)                                    (3,508,810)
                                        ------------    ------------    ------------    -----------    ------------
BALANCE, February 29, 2000                                (9,869,660)        432,000        (97,200)        855,951
Accretion of discount
  on Series B convertible
  redeemable preferred stock                                 (97,974)
Conversion of Series B
  preferred stock to
  common stock
Option acceleration
  charge                                                                                                    252,755
Exercise of warrants                                                                                         12,366
Issuance of warrants in
  connection with bridge
  loan                                                                                                      878,602
Stock options exercised                     (297,812)                                                        71,162
Bridge loan conversion
  to common stock                                                                                         1,599,083
Net loss                                                 (10,887,458)                                   (10,887,458)
                                        ------------    ------------    ------------   ------------    ------------

BALANCE, February 23, 2001              $   (297,812)   $(20,855,092)        432,000   $    (97,200)   $ (7,217,539)
                                        ============    ============    ============   ============    ============

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM MARCH 1, 2000 TO FEBRUARY 23, 2001
AND FOR THE YEAR ENDED FEBRUARY 29, 2000
--------------------------------------------------------------------------------


                                                                                 2001               2000
                                                                            ------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                    $(10,887,458)      $ (3,508,810)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                                                  550,914            340,168
  Accretion of discount on subordinated debt                                      30,678             28,122
  Accretion of discount on bridge loan                                           878,602
  Option acceleration charge                                                     252,755
  Accrued interest on bridge loan                                                 49,083
  Change in operating assets and liabilities:
    Trade accounts receivable                                                  2,871,987         (3,715,913)
    Employee advances                                                            124,238             68,868
    Other assets                                                                 279,321           (777,245)
    Accounts payable and other accrued expenses                                  923,242            (16,300)
    Accrued salaries and commissions                                            (226,318)           653,736
    Deferred revenue                                                             886,076          2,555,828
                                                                            ------------       ------------
      Net cash used in operating activities                                   (4,266,880)        (4,371,546)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                             (527,362)          (435,425)
(Purchase) maturity of short-term investment - restricted                       (309,000)           115,000
                                                                            ------------       ------------
      Net cash used in investing activities                                     (836,362)          (320,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bridge loan                                                      1,550,000
Proceeds from exercise of stock options and warrants                              83,529             18,067
Net borrowings under line of credit agreement                                    121,101            839,602
Repayment of notes payable                                                      (113,925)          (102,835)
Gross proceeds from issuance of convertible redeemable preferred stock                            6,100,000
Proceeds from the issuance of convertible subordinated debt                                       1,500,000
Payments for convertible redeemable preferred stock issuance costs                                 (147,941)
Purchase of treasury stock                                                                          (22,500)
                                                                            ------------       ------------
      Net cash provided by financing activities                                1,640,705          8,184,393
                                                                            ------------       ------------

See notes to consolidated financial statements.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM MARCH 1, 2000 TO FEBRUARY 23, 2001
AND FOR THE YEAR ENDED FEBRUARY 29, 2000
--------------------------------------------------------------------------------

                                                                         2001              2000
                                                                 -----------------      ----------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                    $      (3,462,537)     $3,492,422

CASH AND CASH EQUIVALENTS, beginning of period                           3,547,568          55,146
                                                                 -----------------      ----------

CASH AND CASH EQUIVALENTS, end of period                         $          85,031      $3,547,568
                                                                 =================      ==========

Cash paid during the year for interest                           $         476,272      $  397,145
                                                                 =================      ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH
  FINANCING AND INVESTING ACTIVITIES:
Conversion of notes payable, plus accrued interest, into
  common stock                                                   $       1,599,083             $ -
                                                                 =================      ==========
Accretion of discount on Series B convertible redeemable
  preferred stock                                                $          97,974      $   24,493
                                                                 =================      ==========
Conversion of Series B convertible redeemable
  preferred stock to common stock                                $      10,561,525      $        -
                                                                 =================      ==========
Issuance of notes receivable in connection with exercise of
  stock options                                                  $         297,812      $        -
                                                                 =================      ==========
Issuance of warrants in connection with bridge loan              $         876,602      $        -
                                                                 =================      ==========
Conversion of 8% senior convertible redeemable
  preferred stock into Series B convertible redeemable
  preferred stock                                                $               -      $3,856,187
                                                                 =================      ==========
Conversion of dividends payable into Series B
  convertible redeemable preferred stock                         $               -      $  630,812
                                                                 =================      ==========
Accrual of dividends payable on convertible
  redeemable preferred stock                                     $               -      $  272,116
                                                                 =================      ==========
Issuance of warrants in connection with subordinated
  debt agreement                                                 $               -      $  153,393
                                                                 =================      ==========
Issuance of note payable for purchase of treasury stock          $               -      $   74,700
                                                                 =================      ==========
Accretion of discount on 8% senior convertible
  redeemable preferred stock                                     $               -      $   57,901
                                                                 =================      ==========

ACQUISITION OF BUSINESS:
Issuance of common stock                                         $               -      $  125,000
                                                                 =================      ==========
Issuance of note payable to seller                               $               -      $  155,000
                                                                 =================      ==========

See notes to consolidated financial statements.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM MARCH 1, 2000 TO FEBRUARY 23, 2001
AND FOR THE YEAR ENDED FEBRUARY 29, 2000
--------------------------------------------------------------------------------

1. MERGER

   On February 23, 2001, all of the outstanding capital stock of Technology Builders, Inc. (the Company) was acquired by Starbase Corporation (Starbase), a Delaware corporation trading on the NASDAQ under the symbol SBAS. Starbase is a leading provider of eCollaboration products for the creation and management of integrated code and contingent eBusiness applications. Starbase is based in Santa Ana, California.

   Pursuant to an Agreement and Plan of Merger dated February 16, 2001, (the Merger Agreement) by and among Starbase, its wholly owned subsidiary TBI Acquisition Corporation (the Subsidiary), and the Company, the Subsidiary was merged with and into the Company. Accordingly, the Company became a wholly owned subsidiary of Starbase and all of the outstanding shares of capital stock of the Company, totaling 29,485,853 at February 23, 2001, were exchanged for an aggregate of 10,505,280 shares of common stock of Starbase, valued at approximately $35,836,605.

   Prior to the acquisition, the Company was experiencing financial difficulties. Without this acquisition, the Company may have had difficulty meeting its obligations and operating needs.


2. ORGANIZATION AND NATURE OF OPERATIONS

   The Company was incorporated in 1994 under the laws of the State of Georgia. The Company markets, resells, and implements Internet and client/server software products under exclusive and nonexclusive distributor agreements and provides training and consulting services related to the software products. During fiscal 1999, the Company began selling proprietary software products and related maintenance arrangements. The Company's customers are primarily large, well-established companies located throughout the United States.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

   Consolidation Policy - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany balances and transactions have been eliminated in consolidation.

   Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

   Short-Term Investment - Restricted - Short-term investment at February 23, 2001 consisted of a certificate of deposit held as security for a letter of credit required in one of the Company's lease agreements.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

     Computer equipment                              3-5 years
     Furniture and fixtures                          7 years
     Purchased software                              3 years


   Goodwill - Goodwill arising from an acquisition in 1999 is amortized on a straight-line basis over three years. The Company periodically evaluates the recoverability of goodwill based on the estimated future undiscounted cash flows. As of February 23, 2001, goodwill was not considered impaired.

   Revenue Recognition - The Company's revenues are derived from sales of proprietary and third-party software products and training and consulting services. Revenues from proprietary software license sales are recognized in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4, Deferral of the Effective Date of a Provision of SOP 97-2, and by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Revenues derived from software license fees are recognized upon execution of a contract and delivery of the related software product. Maintenance and support revenues are recognized ratably over the contractual maintenance and support period.

   Revenues from third-party software sales are recognized upon shipment and passage of title of the products because the Company bills and collects directly from its customers and assumes all commensurate credit risk. Revenues derived from consulting and training services are recognized as the services are performed. If the requirements of SOP 97-2, including evidence of an arrangement, customer acceptance, a fixed or determinable fee, collectibility or vendor-specific objective evidence about the value of an element are not met at the date of shipment, revenue recognition is deferred until such items are known or resolved.

   Software Development - The Company expenses all software development costs associated with establishing technological feasibility of software applications, which the Company defines as completion of beta testing. Because of the insignificant amount of costs incurred by the Company

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   between completion of beta testing and customer release, the Company has not capitalized any software development costs in the accompanying financial statements.

   Deferred Revenue - Deferred revenue represents advance payments to the Company by customers for products and services and deferred revenues generated by sales of maintenance and support services.

   Fair Value of Financial Instruments - The carrying value of the Company's financial instruments approximates fair value due to the short-term maturities of these instruments. The carrying amount of the Company's long-term debt obligations approximates fair value based upon borrowing rates available to the Company.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY


   Income Taxes - The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   Stock Compensation Plans - The Company accounts for its stock option plan in accordance with the provisions of Statement of Financial Accounting Standards
   (SFAS) No. 123, Accounting for Stock-Based Compensation, which encourages entities to recognize as compensation expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board (APB), Opinion No. 25, and provide pro forma disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment was recorded during the period ended February 23, 2001 or for the year ended February 29, 2000.

   Risks and Uncertainties - The Company is dependent upon certain vendors for the supply of software packages that the Company resells and installs. If these vendors become unwilling or unable to continue to supply these products in quantities required by the Company, the Company

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   would be compelled to alter its product offerings. If the relationships between the Company and its existing vendors were to change, the Company's future operating results could be negatively impacted.

   Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY


   Newly Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137 and 138, which provide a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. Upon adoption, all derivative instruments will be recognized in the consolidated balance sheet at fair value, and changes in the fair values of such instruments must be recognized currently in earnings, unless specific hedge accounting criteria are met. The adoption of these pronouncements on March 1, 2001 did not have a material effect on the Company's financial position.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. SAB No. 101 provides interpretive guidance on the recognition, presentation and disclosures of revenue in the financial statements. SAB No. 101 was adopted for the year ended December 31, 2000. Adoption of SAB No. 101 did not have a material effect on the Company's financial position or results of operations.

   The FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation. This interpretation modifies the current practice of accounting for certain stock award agreements and was effective beginning July 1, 2000. The Company has adopted the accounting treatment prescribed by this interpretation, which did not materially impact the Company's financial statements.

   Reclassifications - Certain reclassifications have been made to the 2000 financial statements to conform to classifications used in 2001.


4. ACQUISITION OF BUSINESS

   On July 13, 1999, the Company entered into a Purchase Agreement and Plan of Merger with Bender and Associates, Inc. (Bender), whereby the Company issued 250,000 shares of the Company's common stock valued at $0.50 per share ($125,000) and a promissory note in the original principal amount of $155,000 (collectively, the Purchase Price) in exchange for all of the outstanding stock of Bender. The acquisition has been accounted for under the purchase method of accounting and operating results are included in the accompanying financial statements subsequent to the acquisition date. The excess Purchase Price over the fair value of Bender's net assets at

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   July 13, 1999 has been accounted for as goodwill and is being amortized over a three-year period. The pro forma effect of this acquisition on the accompanying 1999 financial statements was immaterial.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

5. PROPERTY AND EQUIPMENT

   Property and equipment as of February 23, 2001 and February 29, 2000 are summarized as follows:


                                                         2001              2000
                                                    -----------       -----------
Computer equipment                                  $ 1,273,064       $   971,389
Furniture and fixtures                                  314,459           238,808
Purchased software                                      339,571           189,535
                                                    -----------       -----------

                                                      1,927,094         1,399,732
Less accumulated depreciation and amortization       (1,006,664)         (549,084)
                                                    -----------       -----------

Net property and equipment                          $   920,430       $   850,648
                                                    ===========       ===========


6. LINE OF CREDIT AGREEMENT

   The Company has a variable interest rate line of credit that permits the Company to borrow up to 80% of eligible accounts receivable, as defined in the line of credit agreement, or $1,500,000, whichever is less. The line of credit carries an interest rate of prime plus 2% (11.5% and 9.85% at February 23, 2001 and February 29, 2000, respectively), payable monthly, and is secured by the Company's accounts receivable, inventory (if any), fixed assets, intangible assets, and a personal guarantee of the president of the Company, who is also a common stockholder. Borrowings against the line may be made until March 31, 2001, at which time all outstanding principal and interest is due. The amount outstanding under this agreement was $1,341,828 and $1,220,727 as of February 23, 2001 and February 29, 2000, respectively, and the available borrowing capacity was $158,172 and $279,273 as of February 23, 2001 and February 29, 2000, respectively. The line of credit agreement does not require the Company to comply with financial covenants. On March 5, 2001, the line was paid in full by Starbase.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

7. NOTES PAYABLE

   Notes payable as of February 23, 2001 and February 29, 2000 are summarized as follows:

                                                 2001              2000
                                             -----------       -----------
Subordinated debt agreement                  $ 1,405,408       $ 1,374,729
Notes payable to former employee                  39,458            63,055
Notes payable to stockholders/employees          271,605           361,933
                                             -----------       -----------
                                               1,716,471         1,799,717
Less current portion                            (236,194)         (250,355)
                                             -----------       -----------
                                             $ 1,480,277       $ 1,549,362
                                             ===========       ===========


   Subordinated Debt Agreement - On March 24, 1999, the Company entered into a $1,500,000 subordinated debt agreement with a venture capital firm. The note bears interest of 12.5% with principal due at maturity in 2004. The note was issued with detachable common stock warrants, exercisable at $0.01 per share, for the purchase of 796,156 shares of common stock (or 5% of the Company's common stock assuming maximum dilution at the date of grant), subject to certain anti-dilution rights as defined. The fair value of the warrants was calculated to be $153,393 and has been recorded as additional paid-in capital. The note is recorded net of this discount, which is being amortized over the term of the note through 2004.

   Note Payable to Former Employee - The Company purchased 432,000 shares of common stock during fiscal year 2000, upon termination of an employee, for a purchase price of $97,200, payable $22,500 in cash and $74,700 in a promissory note. The note payable is unsecured, bears interest at a rate of 8.50%, and is payable in equal monthly installments over a period of 42 months through November 2002. The common shares are held in treasury. The aggregate annual principal payments due on this note payable subsequent to February 23, 2001 are as follows: 2002, $25,126; and 2003, $14,332.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   Note Payable to Stockholders/Employees - The Company has several notes payable to stockholders/employees, all bearing interest at 9.5%, with payments of interest only made monthly. The terms of each note, which originally called for principal to be due on demand, were amended to establish November 20, 2001 as the principal maturity date. Also included in notes payable to stockholders is the remaining note payable of $98,408 issued in the Bender acquisition. This note carries interest at 10% and is due July 2003. Total notes payable to stockholders/employees, including accrued interest, at February 23, 2001 and February 29, 2000 were $271,605 and $361,933, respectively.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY


   Notes Payable to Preferred Stockholders - On November 16, 2000, the Company entered into promissory notes payable, which were convertible into shares of Series B preferred stock (Series B) at the fair value of Series B at the date of conversion, with each of the preferred stockholders totaling $1.55 million. The notes were issued with detachable common stock warrants, exercisable at $0.01 per share, for the purchase of a total of 1,171,469 shares of common stock. The fair value of the warrants was determined to be approximately $879,000 and has been recorded as additional paid-in capital. The note was recorded net of this discount, which was being amortized over the term of the note through March 31, 2001. The note bore interest at 12% and was converted into 1,296,451 shares of common stock on February 23, 2001 valued at $1.23 per share.

   These notes mature as follows:


Year ended February 28:
2002                        $  236,194
2003                            52,203
2004                            22,666
2005                         1,405,408
                             ----------

                            $1,716,471
                             ==========


8. RELATED-PARTY TRANSACTIONS

   Included in other current assets are advances made to stockholders of $46,036 and $50,000 at February 23, 2001 and February 29, 2000, respectively. Included in accrued salaries and commissions are amounts due to stockholders of $116,974 and $160,082 at February 23, 2001 and February 29, 2000,
   respectively.


9. INCOME TAXES

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   Because of operating losses and net operating loss carryforwards, the Company has not provided any income tax expense for the periods ended February 23, 2001 or February 29, 2000.

   The difference between the Company's actual tax provision (benefit) of zero and the tax provision (benefit) at the statutory rate is due primarily to the change in valuation allowance against the Company's net operating losses.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   The tax effects of temporary differences and carryforwards that give rise to deferred income tax assets and liabilities as of February 23, 2001 and February 29, 2000 are presented below:

                                                     2001              2000
                                                  -----------       ------------
Deferred income tax assets:
  Net operating loss carryforwards                $ 6,944,776       $ 3,221,883
  Allowance for doubtful accounts                     120,900            61,406
  Research and experimentation credit                 190,000           140,000
  Other                                                23,946            23,946
                                                  -----------       -----------
Total gross deferred income tax assets              7,279,622         3,447,235
Less valuation allowance                           (7,225,673)       (3,404,403)
                                                  -----------       -----------
Net deferred income tax assets                         53,949            42,832
Deferred income tax liability - property and
  equipment depreciation differences                  (53,949)          (42,832)
                                                  -----------       -----------
      Net deferred income tax asset                       $ -               $ -
                                                  ===========       ===========



   The net increase in the valuation allowance for deferred income tax assets for the periods ended February 23, 2001 and February 29, 2000 was $3,821,270 and $1,508,678, respectively. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Realization of tax benefits of deductible temporary differences and operating loss and tax credit carryforwards depends on sufficient taxable income within the carryforwards periods. Sources of taxable income that may allow for the realization of tax benefits include: (1) future taxable income that will result from the reversal of existing taxable temporary differences, and (2) future taxable income generated by future operations. Based on this assessment, management has concluded that a full valuation allowance is required at February 23, 2001 and February 29, 2000.

   At February 23, 2001, the Company had federal and state net operating loss and federal research and experimentation credit carryforwards of approximately $17,500,000 and $190,000,

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   respectively, which expire at various dates through the year 2021. The majority of the difference between the Company's accumulated deficit and its net operating loss carryforwards relates to operating losses incurred during a period when the Company had elected to be taxed under the S Corporation provisions of the Internal Revenue Code.

   Approximately $828,000 of the total net operating loss carryforwards that the Company may use to offset taxable income in future years is limited as a result of an ownership change, as defined under Internal Revenue Code Section 382, which occurred with the Company's sale of 8% senior convertible redeemable preferred stock on November 20, 1997. This limitation allows for the future use of approximately $47,000 per year of such net operating loss, assuming no additional changes occur.

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

10. STOCKHOLDERS' EQUITY

   Amendments to the Articles of Incorporation - On March 24, 1999, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock to 21,076,000 shares.

   On December 3, 1999, the Company adopted its Second Amended and Restated Articles of Incorporation (Second Amended Articles), which replaced its then current Amended and Restated Articles of Incorporation. The Second Amended Articles provide for the automatic conversion of 5,576,000 shares of senior preferred stock into 7,324,864 shares of Series B convertible redeemable preferred stock (Series B preferred stock) and allow for the issuance of 4,610,288 additional shares of Series B preferred stock. Upon the Company filing its Second Amended Articles, the outstanding senior preferred stock ceased to exist and 25,000,000 shares were designated as common stock and 11,935,152 shares were designated as Series B preferred stock.

   On February 23, 2001, the Company adopted its Third Amended and Restated Articles of Incorporation (Third Amended Articles), which replaced the Second Amended Articles. The Third Amended Articles provided for the conversion of all of the outstanding shares of Series B preferred stock into shares of common stock under its original terms of the Company and an additional 8,768,309 shares of common stock, the total value of which was approximately $25,500,000.

   Senior Convertible Redeemable Preferred Stock - On November 20, 1997, the Company entered into a Senior Convertible Preferred Shares Purchase Agreement (the Agreement) with two investors, under which the Company issued 4,080,000 shares of senior preferred stock for proceeds to the Company of $3,000,000, less issuance costs of $311,905. The Company issued warrants to an agent involved in the Agreement to purchase 120,000 shares of common stock at an exercise price of $0.01 per share at any time after November 20, 1999. The discount on senior preferred stock, arising from the issuance costs of $311,905 and the fair value of the warrants, was being accreted to the redemption date of November 19, 2002 as a charge to accumulated deficit. The Agreement is subject to certain shareholder rights and restrictions as defined in a related Shareholders Agreement and other related agreements.

   On September 22, 1998, the Company entered into another Senior Convertible Preferred Shares Purchase Agreement (the New Agreement) with three investors, under which the Company issued

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   1,496,000 additional shares of senior preferred stock for proceeds to the Company of $1,100,000, less issuance costs of $74,102. The discount on senior preferred stock, arising from the issuance costs, was being accreted to the redemption date of November 19, 2002 as a charge to accumulated deficit. The New Agreement is subject to certain shareholder rights and restrictions as defined in a related Shareholders Agreement and other related agreements.

   Series B Convertible Redeemable Preferred Stock - On December 3, 1999 (the Closing Date), the Company entered into a Convertible Preferred Stock Purchase Agreement (the Series B Agreement) with five investors, under which the Company issued 4,610,288 shares of Series B preferred stock for net proceeds of $5,952,059. In addition, 7,324,864 shares (the Exchanged Shares) of Series B

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   preferred stock were issued in exchange for all of the previously issued and outstanding shares of senior preferred stock (the Conversion). Of the total Exchanged Shares, 955,562 shares represent a conversion of the accrued and unpaid senior preferred stock cumulative dividend outstanding at the Closing Date.

   As a result of the Conversion, the Agreement and the New Agreement were terminated and all previously outstanding senior preferred stock was canceled. Holders of the Series B preferred stock had the option (the Put Option) to require the Company to purchase the Series B preferred stock from such holders upon an event (a Put Trigger Event), as defined, but before the earlier of a qualified IPO or the tenth anniversary of the Closing Date at a price (the Put Price) defined as the per share price equal to the greater of the liquidation preference or the fair market value as determined by an independent appraisal. The holders of the Series B preferred stock had certain demand registration rights as defined in a related Registration Rights Agreement. The Series B Agreement did not require the accrual or payment of dividends and was subject to certain shareholder rights and restrictions as defined in a related Shareholders Agreement and other related agreements. As previously mentioned, on February 23, 2001 all the Series B preferred stock was converted into common stock.

   Stock Option Plan - The Company adopted the 1997 Technology Builders, Inc. Stock Option Plan (the Plan) effective January 1, 1997. The Company has reserved 4,632,000 shares of common stock for issuance under the Plan. Options granted under the Plan vest and become exercisable generally over periods of up to 48 months as set forth in the related stock option grant and expire, generally, ten years from the date of grant. A summary of activity in the Company's Plan is presented below:

TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

                                                               WEIGHTED-
                                                                AVERAGE
                                                               EXERCISE
                                                SHARES           PRICE
                                               ---------       --------

OUTSTANDING, February 28, 1999                 2,891,750       $   0.28
Granted                                          739,500       $   0.52
Exercised                                        (82,501)      $   0.25
Forfeited/canceled                               (98,331)      $   0.37
                                               ---------

OUTSTANDING, February 29, 2000                 3,450,418       $   0.35
Granted                                          995,000       $   0.77
Exercised                                       (925,086)      $   0.40
Forfeited/canceled                              (144,332)      $   0.54
                                               ---------

Outstanding at February 23, 2001               3,376,000       $   0.45
                                               ---------

Options exercisable at February 23, 2001       2,099,667       $   0.31
                                               =========


TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

   At February 23, 2001, options granted under the Plan had exercise prices ranging from $0.25 to $0.75, a weighted-average exercise price of $0.45, and a weighted-average remaining contractual life of 7.35 years.

   The per share weighted-average fair value of stock options granted during fiscal 2001 and 2000 was approximately $0.16 and $0.11, respectively, using the Black-Scholes option-pricing model with the following weighted-average assumptions: no expected dividend yield, risk-free interest rate of 6%, and an expected life of four years. Additionally, since the Company is privately held, a zero volatility assumption was used.

   FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of Accounting Principles Board (APB) Opinion No. 25, effective July 1, 2000, required the Company to record $252,755 in compensation expense in the accompanying consolidated financial statements as the Company accelerated the vesting of options for 482,000 common shares in the period ended February 23, 2001.

   The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements because all options granted under the Plan were granted with exercise prices at or above fair value at the grant date. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss for the periods ended February 23, 2001 and February 29, 2000 would have been increased to the pro forma amounts indicated below:


                      2001               2000
                   -----------      -----------
Net loss:
  As reported      $10,887,458      $ 3,508,810
  Pro forma         10,964,794        3,548,412


TECHNOLOGY BUILDERS, INC. AND SUBSIDIARY

11. LEASES

   The Company leases office space and equipment under operating leases that expire at various dates and that provide for approximate future minimum rentals as follows:

Year ending February 28:
   2002                       $1,212,635
   2003                        1,160,926
   2004                        1,004,204
   2005                        1,022,188
   2006                          787,671
                              ----------
                              $5,187,624
                              ==========

12. RETIREMENT PLANS

   The Company maintains a 401(k) plan for the benefit of all eligible employees. Under the plan, the Company may elect to match employee contributions on a discretionary basis. During the periods ended February 23, 2001 and February 29, 2000, no employer matching contributions were made.

                                   * * * * * *